NEWS RELEASE
CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie/Theresa Kelleher
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   July 26, 2007

CONMED Corporation Announces Second Quarter 2007 Financial Results
- Non-GAAP EPS Grows 52% to $0.35 –
- Non-GAAP Operating Margin Improves 280 Basis Points to 11.9% –
- Company Increases Full-Year EPS Guidance -
- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, July 26, 2007 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter of 2007.

Adjusted net income, on a non-GAAP basis, for the second quarter increased 54% to $10.2 million, or $0.35 per diluted share, compared to second quarter 2006 non-GAAP net income of $6.6 million, or $0.23 per diluted share.  GAAP net income in the second quarter of 2007 grew 174% to $9.3 million or $0.32 per diluted share compared to net income of $3.4 million, or $0.12 per diluted share in second quarter of 2006. The increase in net income was driven by top-line growth and continued leverage of CONMED’s infrastructure.  The adjusted, non-GAAP figures for the second quarter 2007 exclude facility closure charges and, for the second quarter in 2006, transition costs related to an acquisition (see attached reconciliation for additional information).

Sales for the June 30, 2007 quarter increased 3.5% to $169.3 million compared to $163.5 million in the second quarter of 2006.  Endosurgery experienced sales growth of 16.5% for the quarter.  The Orthopedic product lines of Arthroscopy and Powered Surgical Instruments had combined sales growth of 9.6% over the second quarter of 2006.  The combined sales growth in these three product lines was 10.4%, comprising 69% of the quarter’s revenues.

"Sales growth in our Arthroscopy, Powered Surgical Instruments and Endosurgery product lines helped to generate significant top-line improvements over the first half of last year, and exceeded management’s expectations.  Achieving our overall sales goals and exceeding our cost improvement objectives enabled us to deliver improved profitability.  As a result, the second quarter operating margin expanded 280 basis points to 11.9% of sales on a non-GAAP basis compared to 9.1% of sales in the second quarter of 2006.  Our strategy remains consistent — increase our revenue base by providing our customers with innovative, high quality, cost-effective medical devices while at the same time expanding the Company’s operating margin by more efficiently leveraging our organizational structure,” commented Joseph J. Corasanti, President and Chief Executive Officer.

CONMED News Release Continued	Page 2 of 9	July 26, 2007

“Arthroscopy, Powered Surgical Instruments and Endosurgery product lines all had excellent top-line performance in the second quarter and the results from our other product lines remained in line with our short-term expectations,” noted Mr. Corasanti.

For the six months ended June 30, 2007, on a non-GAAP basis, without unusual items, which include a litigation gain in 2007 and acquisition related costs in 2006, adjusted net income was $18.6 million in the first half of 2007, or $0.65 per diluted share, an increase of 49% over the $12.5 million, or $0.44 per diluted share reported in the 2006 period.  GAAP net income grew 174% to $21.3 million, or $0.74 per diluted share, compared to $7.8 million, or $0.27 per diluted share, in the first half of 2006.  Please see the attached reconciliation between GAAP and non-GAAP amounts.

Sales outside the United States were $70.4 million in the second quarter of 2007, growing 12.1% overall and 7.1% on a constant currency basis compared to the second quarter of 2006.  International sales in the June 2007 quarter were 41.6% of the Company’s total sales compared to 38.4% of sales in the second quarter last year.  Foreign currency exchange rates were favorable to the Company in the second quarter 2007 compared to exchange rates in effect during the second quarter of 2006.  As a result, sales were higher by $3.0 million than would have been the case had currency rates remained constant.

CONMED’s cash flow was strong in the second quarter of 2007, enabling a reduction in the senior credit borrowings of $18.3 million.  For the first half of 2007, debt was reduced by $26.8 million.  Cash from operations for the first six months of 2007 was $25.8 million resulting in operating cash flow per share (a non-GAAP measurement which management believes is useful to understanding the business) of $0.90 in the first half of 2007.

Following is a summary of the Company’s sales by product line for the three months ended June 30, 2007 (in millions):

	Three Months Ended June 30,
				Constant
				Currency
	2006	2007	Growth	Growth
	(in millions)

Arthroscopy	$58.8	$64.9	10.4%	7.8%

Powered Surgical Instruments	33.3	36.0	8.1%	5.2%

Electrosurgery	24.2	22.1	-8.7%	-9.2%

Endoscopic Technologies	14.7	13.4	-8.8%	-10.0%

Endosurgery	13.3	15.5	16.5%	15.4%

Patient Care	19.2	17.4	-9.4%	-10.0%

	$163.5	$169.3	3.5%	1.7%

The Company’s sports medicine Arthroscopy line grew 10.4% over second quarter 2006 on the continued strength of video imaging sales, including strong market demand for our High Definition (HD) surgical imaging systems, introduced in February.  Arthroscopy also benefited from solid performance from our surgical tissue repair devices.  Powered Surgical Instruments increased its sales 8.1% on continued sales momentum from our MPower® and MicroPower® platform products introduced in 2006.  Endosurgery increased 16.5% with strong growth internationally.  The Electrosurgery sales decline is a result of a difficult comparison to a strong second quarter last year.

CONMED News Release Continued	Page 3 of 9	July 26, 2007

Patient Care sales declined, as anticipated, due to the increase in prices on certain commodity lines.  Although sales volume declined, profitability increased as a result.  The Endoscopic Technologies line has now annualized four quarters of revenue decline due to previously disclosed production matters at an assembly operation in Mexico.  Management has taken corrective action to address the issues associated with the product shortages and believes that the product line should begin experiencing quarterly growth in the third quarter of 2007.

Following is a summary of the first six months of 2007 sales by product line in millions of dollars:

	Six Months Ended June 30,
				Constant
				Currency
	2006	2007	Growth	Growth
	(in millions)

Arthroscopy	$113.5	$127.1	12.0%	9.6%

Powered Surgical Instruments	67.5	73.6	9.0%	6.1%

Electrosurgery	47.5	46.1	-3.2%	-3.8%

Endoscopic Technologies	29.4	26.6	-9.5%	-10.8%

Endosurgery	25.2	29.1	15.5%	14.3%

Patient Care	38.8	37.8	-2.6%	-3.1%

	$321.9	$340.3	5.7%	3.9%

Outlook

Mr. Corasanti noted, “For the third quarter of 2007, we anticipate revenues in the range of $164-$168 million and non-GAAP diluted earnings per share (excluding unusual charges) of $0.26 - $0.30.    For the full year of 2007, we are increasing our earnings guidance based on the better than expected results of the first six months of 2007.  Accordingly, we foresee full year 2007 diluted earnings per share approximating $1.27 – $1.32, excluding unusual items, with constant currency sales growing approximately 5% over 2006 sales.”

Conference Call

The Company will webcast its second quarter 2007 conference call live over the Internet on Thursday, July 26,  2007 at 10:00 a.m. Eastern Time. This broadcast can be accessed from CONMED's web site at www.conmed.com. Replays of the call will be made available through August 2, 2007.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,200 employees distribute its products worldwide from several manufacturing locations.

CONMED News Release Continued	Page 4 of 9	July 26, 2007

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 9	July 26, 2007

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2007	2006	2007

Net sales	$163,473	$169,258	$321,939	$340,272

Cost of sales	82,939	83,398	161,676	169,187
Cost of sales, acquisition transition –
Note A	2,760	-	4,589	-

Gross profit	77,774	85,860	155,674	171,085

Selling and administrative	58,123	58,207	116,497	118,012
Research and development	7,498	7,453	15,323	15,047
Other expense (income) – Note B	1,584	1,312	2,154	(4,102)
	67,205	66,972	133,974	128,957

Income from operations	10,569	18,888	21,700	42,128

Loss on early extinguishment of debt	678	-	678	-

Interest expense	4,675	4,329	9,541	8,845

Income before income taxes	5,216	14,559	11,481	33,283

Provision for income taxes	1,802	5,214	3,727	12,016

Net income	$3,414	$9,345	$7,754	$21,267

Per share data:

Net Income
Basic	$.12	$.33	$.28	$.76
Diluted	.12	.32	.27	.74

Weighted average common shares
Basic	28,061	28,180	28,068	27,988
Diluted	28,266	28,831	28,312	28,608

Note A– Included in cost of sales in the three and six months ended June 30, 2006 are approximately $2.8 million and $4.6 million, respectively, in acquisition-transition related costs.

Note B– Included in other expense in the three months ended June 30, 2006 are $0.6 million in costs related to the write-off of inventory in settlement of a patent dispute and $1.0 million in acquisition-related costs.  Included in other expense in the six months ended June 30, 2006 are $0.6 million in costs related to the write-off of inventory in settlement of a patent dispute, $0.1 million in costs related to the termination of a product offering and $1.5 million in acquisition-related costs.

Included in other expense in the three months ended June 30, 2007 are $1.2 million in facility closure related costs and $0.1 million in costs related to the termination of a product offering.  Included in other expense in the six months ended June 30, 2007 are $1.8 million in facility closure related costs, $0.2 million in costs related to the termination of a product offering and a $6.1 million gain on a legal settlement.

CONMED News Release Continued	Page 6 of 9	July 26, 2007

CONMED CORPORATION
CONSOLIDATED CONDENSED  BALANCE SHEETS
(in thousands)
(unaudited)

ASSETS

	December 31,	June 30,
	2006	2007
Current assets:
Cash and cash equivalents	$3,831	$3,879
Accounts receivable, net	75,120	77,044
Inventories	151,687	161,819
Deferred income taxes	15,212	15,205
Other current assets	4,033	5,861
Total current assets	249,883	263,808
Property, plant and equipment, net	116,480	118,959
Goodwill	290,512	291,178
Other intangible assets, net	191,135	188,397
Other assets	13,561	12,768
Total assets	$861,571	$875,110

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$3,148	$3,247
Other current liabilities	72,057	68,890
Total current liabilities	75,205	72,137
Long-term debt	264,676	237,780
Deferred income taxes	51,004	61,678
Other long-term liabilities	30,332	27,210
Total liabilities	421,217	398,805

Shareholders' equity:
Capital accounts	201,541	217,812
Retained earnings	247,425	264,875
Accumulated other comprehensive loss	(8,612)	(6,382)
Total equity	440,354	476,305

Total liabilities and shareholders' equity	$861,571	$875,110

CONMED News Release Continued	Page 7 of 9	July 26, 2007

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2006	2007
Cash flows from operating activities:
Net income	$7,754	$21,267
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	14,670	15,400
Stock-based payment expense	1,585	1,885
Deferred income taxes	3,650	10,470
Increase (decrease) in cash flows from changes in assets and liabilities:
Sale of accounts receivable	-	2,000
Accounts receivable	2,407	(3,924)
Inventories	(6,361)	(15,150)
Accounts payable	1,373	(2,579)
Income taxes receivable	(1,979)	(1,809)
Accrued compensation and benefits	559	(2,388)
Other, net	3,807	626
Net cash provided by operating activities	27,465	25,798

Cash flow from investing activities:
Purchases of property, plant, and equipment, net	(10,247)	(9,556)
Payments related to business acquisitions	(2,458)	(1,278)
Proceeds from sale of equity investment	1,205	-
Net cash used in investing activities	(11,500)	(10,834)

Cash flow from financing activities:
Payments on debt	(141,896)	(26,797)
Proceeds of debt	135,000	-
Payments related to issuance of debt	(1,260)	-
Net proceeds from common stock issued under employee plans	1,238	10,604
Repurchase of common stock	(7,848)	-
Other, net	(572)	(236)
Net cash provided by financing activities	(15,338)	(16,429)

Effect of exchange rate change
on cash and cash equivalents	999	1,513

Net increase in cash and cash equivalents	1,626	48

Cash and cash equivalents at beginning of period	3,454	3,831

Cash and cash equivalents at end of period	$5,080	$3,879

CONMED News Release Continued	Page 8 of 9	July 26, 2007

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
BEFORE UNUSUAL ITEMS
 (In thousands except per share amounts)
(unaudited)

	Three months ended
	June 30,
	2006	2007

Reported net income	$3,414	$9,345

Acquisition-transition related costs included
in cost of sales	2,760	-

Termination of product offering	27	58

Write-off of inventory in settlement of a patent dispute	595	-

Facility closure related costs	-	1,254

Other acquisition-related costs	962	-

Total other expense	1,584	1,312

Loss on early extinguishment of debt	678	-

Unusual expense before income taxes	5,022	1,312

Provision (benefit) for income taxes on unusual expense	(1,808)	(472)

Net income before unusual items	$6,628	$10,185

Per share data:

Reported net income
Basic	$0.12	$0.33
Diluted	0.12	0.32

Net income before unusual items
Basic	$0.24	$0.36
Diluted	0.23	0.35

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance.

CONMED News Release Continued	Page 9 of 9	July 26, 2007

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
BEFORE UNUSUAL ITEMS
 (In thousands except per share amounts)
(unaudited)

	Six months ended
	June 30,
	2006	2007

Reported net income	$7,754	$21,267

Acquisition-transition related costs included
in cost of sales	4,589	-

Termination of product offering	83	148

Write-off of inventory in settlement of a patent dispute	595	-

Other acquisition-related costs	1,476	-

Facility closure related costs	-	1,822

Gain on legal settlement	-	(6,072)

Total other expense (income)	2,154	(4,102)

Loss on early extinguishment of debt	678	-

Unusual expense (income) before income taxes	7,421	(4,102)

Provision (benefit) for income taxes on unusual expense	(2,672)	1,477

Net income before unusual items	$12,503	$18,642

Per share data:

Reported net income
Basic	$0.28	$0.76
Diluted	0.27	0.74

Net income before unusual items
Basic	$0.45	$0.67
Diluted	0.44	0.65

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance.